UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Lpath, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LPATH, INC.

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 19, 2013

TO OUR STOCKHOLDERS:

The 2013 annual meeting of stockholders of Lpath, Inc. will be held at our corporate offices at 4025 Sorrento Valley Blvd., San Diego, California on June 19, 2013 at 9:00 a.m., local time, for the following purposes:

1.                                      To elect six directors to hold office until the next annual meeting and until their respective successors are elected and qualified;

2.                                      To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.                                      To hold a non-binding advisory vote on the compensation of our named executive officers;

4.                                      To hold a non-binding advisory vote on the frequency of the advisory vote on executive compensation;

5.                                      To ratify an amendment to the Company’s Articles of Incorporation to increase the authorized Common Stock from 28,571,429 shares to 100,000,000 shares;

6.                                      To approve an amendment to our Amended and Restated 2005 Equity Incentive Plan to increase the number of shares of Common Stock issuable under the Plan by 1,015,635 shares; and

7.                                      To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends a vote FOR each of the director nominees and FOR each of the other proposals listed above.  Stockholders of record at the close of business on April 26, 2013 are entitled to notice of, and to vote on, all matters at the meeting and any reconvened meeting following any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 4025 Sorrento Valley Blvd., San Diego, California 92121.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as soon as possible. No postage is required if the enclosed envelope is used and mailed in the United States. Alternatively, you may vote your shares via a toll-free telephone number or over the Internet. Instructions regarding all three methods of voting are provided on the proxy card.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: Our Annual Report on Form 10-K, Notice and Proxy Statement are available electronically at www.proxyvote.com/lpath.

By Order of the Board of Directors

/s/ GARY J.G. ATKINSON Gary J.G. Atkinson Senior Vice President, Chief Financial Officer and Secretary

May 8, 2013

LPATH, INC.

4025 Sorrento Valley Blvd.

San Diego, California 92121

PROXY STATEMENT FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 19, 2013

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of Lpath, Inc. (the “Board” or “Board of Directors”) to be voted at the 2013 Annual Meeting of Stockholders (the “Meeting” or “Annual Meeting”) to be held on June 19, 2013 at our corporate offices at 4025 Sorrento Valley Blvd., San Diego, California at 9:00 a.m., local time, and any adjournments or postponements thereof. This proxy statement and the accompanying proxy are being sent to stockholders on or about May 8, 2013. References in this proxy statement to the “Company,” “we,” “our,” and “us” are to Lpath, Inc.

Record Date, Quorum, Voting

Holders of record of our shares of Class A common stock, our only class of issued and outstanding voting securities (the “Common Stock”), at the close of business on April 26, 2013 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On March 31, 2013, 13,128,250 shares of our Common Stock were issued and outstanding. We anticipate that approximately the same number of shares of Common Stock will be outstanding on April 26, 2013, the record date for determining the stockholders entitled to notice of and to vote at the annual meeting.

Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

The Annual Meeting may be adjourned from time to time and at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to stockholders except as required by applicable law and our charter documents.

Stockholders of Record

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Nevada Agency and Stock Transfer Company. As a stockholder of record, you have the right to grant your voting proxy directly to Lpath or to vote in person at the Annual Meeting.  We have enclosed a proxy card for you to use. You may also vote by Internet or telephone, as described below.

Shares Held in Street Name

If your shares are held by a broker, bank, trustee or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”), you will receive a separate voting instruction form with this Proxy Statement.  As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, bank , trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”), as further described below under the heading “Broker Non-Votes.”

Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Broker Non-Votes

Broker non-votes are shares held in street name by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because the brokers or nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of the Company’s independent registered public accountants. The remaining proposals to be considered at the Annual Meeting are considered to be non-routine matters.  As a result, if you do not provide your brokers or nominees with voting instructions on these non-routine matters your shares will not be voted on these proposals.

Voting Matters

Stockholders are entitled to cast one vote per share of Common Stock on each matter presented for consideration by the stockholders. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the executive offices of the Company for a period of at least 10 days preceding the day of the Annual Meeting.

There are six proposals scheduled to be voted on at the Annual Meeting:

1.                                      To elect six directors to hold office until the next annual meeting and until their respective successors are elected and qualified;

2.                                      To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.                                      To hold a non-binding advisory vote on the compensation of our named executive officers;

4.                                      To hold a non-binding advisory vote on the frequency of the advisory vote on executive compensation;

5.                                      To ratify an amendment to the Company’s Articles of Incorporation to increase the authorized Common Stock from 28,571,429 shares to 100,000,000 shares; and

6.                                      To approve an amendment to our Amended and Restated 2005 Equity Incentive Plan to increase the number of shares of Common Stock issuable under the Plan by 1,015,635 shares.

Our Board of Directors recommends a vote FOR each of the director nominees and FOR each of the other proposals listed above.  The specific vote required for the election of directors and for the approval of each of the other proposals is set forth under each proposal.

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you.

Voting Instructions

If you are a stockholder of record, you can vote in the following ways:

•                  By Internet: by following the Internet voting instructions included on the proxy card at any time up until 11:59 p.m., Eastern Daylight Time, on June 18, 2013.

•                  By Telephone: by following the telephone voting instructions included in the proxy card at any time up until 11:59 p.m., Eastern Daylight Time, on June 18, 2013.

•                  By Mail: you may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

If your shares are held in street name, please follow the separate voting instructions you receive from your broker, bank, trustee or other nominee.

Proxies

All shares represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of each of the nominees for director contained in this Proxy Statement and in favor of each of the other proposals considered at the Annual Meeting.

Multiple Proxies

If you receive more than one set of proxy materials it generally means you hold shares registered in multiple accounts. To ensure that all your shares are voted, please submit proxies or voting instructions for all of your shares.

Proxy Revocation Procedure

A proxy may be revoked at any time before it has been exercised with regard to any matter (i) by written notice of revocation mailed to and received by the Secretary of the Company prior to the date of the Annual Meeting, (ii) by executing and delivering to the Secretary a proxy dated as of a later date than a previously executed and delivered proxy (provided, however, that such action must be taken prior to 6:00 p.m., local time, on June 18, 2013) by voting again by Internet or telephone as more fully detailed in your proxy card, or (iii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a proxy. If your shares are held by a bank, broker or other agent, you may change your vote by submitting new voting instructions to your bank, broker or other agent, or, if you have obtained a legal proxy from your bank, broker or other agent giving you the right to vote your shares, by attending the annual meeting and voting in person.

Solicitation Costs

The Company will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor. This proxy statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock. The Company will pay reasonable expenses incurred in forwarding the proxy materials to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. The Company may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact, but they will not receive any additional compensation for these activities.

Voting Results

We will announce preliminary voting results at the annual meeting. We will report final results in a Form 8-K report filed with the Securities and Exchange Commission (the “SEC”).

GOVERNANCE OF OUR COMPANY

Overview

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics, together with our Articles of Incorporation, Bylaws and the charters of our Board Committees, form the basis for our corporate governance framework. As discussed below, our Board of Directors has established four standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the R&D Advisory Committee.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to ensure effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, communications from stockholders to the Board, succession planning and the annual evaluations of the Board and its Committees. Our Corporate Governance Guidelines are reviewed regularly by the Nominating and Corporate Governance Committee of our Board and revised when appropriate. The full text of our Corporate Governance Guidelines can be found in the “Investors” section of our website accessible at www.lpath.com, by clicking the “Corporate Governance” link. A printed copy may also be obtained by any stockholder upon request to our Corporate Secretary.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. This Code constitutes a “code of ethics” as defined by the rules of the SEC. This Code also contains “whistle blower” procedures adopted by our Audit Committee regarding the receipt, retention and treatment of complaints related to accounting, internal accounting controls or auditing matters and procedures for confidential anonymous employee complaints related to questionable accounting or auditing matters. Copies of the Code may be obtained free of charge from our website, www.lpath.com. Any amendments to, or waivers from, a provision of our Code that applies to any of our executive officers will be posted on our website in accordance with the rules of the SEC. Other than as specifically referenced herein, the information contained on, or that can be accessed through, our website is not a part of this proxy statement.

Director Independence

The Board assesses on a regular basis, and at least annually, the independence of our directors and makes a determination as to which directors are independent.  Our Board of Directors has determined that each of our directors is “independent,” except for Mr. Pancoast who is currently serving as our President and Chief Executive Officer. In assessing director independence, our Board has adopted the definition of “independent director” under the listing standards of the Nasdaq Stock Market. Our current independent directors are Jeffrey Ferrell, Daniel Kisner, Charles Mathews, Daniel Petree and Donald Swortwood.

Board and Committee Attendance

During the year ended December 31, 2012, the Board of Directors met ten times and it took action by unanimous written consent four times.  Our Board of Directors has established four standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the R&D Advisory Committee.  During the last fiscal year, each of our directors attended at least 75% of the total number of meetings of the Board and all Board Committees on which such director served during that period.

Director Attendance at Annual Meeting

We believe the Annual Meeting provides a good opportunity for our directors to hear any feedback the stockholders may share with the Company at the Meeting. As a result, we encourage our directors to attend our Annual Meeting. We reimburse our directors for the reasonable expenses incurred by them in attending the Annual Meeting.  All of our directors attended the 2012 Annual Meeting.

Executive Sessions

Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times as necessary and are chaired by the Chairman of the Board. The Board’s policy is to hold executive sessions without the presence of management, including our President and Chief Executive Officer, who is the only non-independent director on the Board. Our Board Committees also generally meet in executive session at the end of each Committee meeting.

Board Committees

Our Board of Directors has established four standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the R&D Advisory Committee.  Each Committee acts pursuant to a written charter, each of which has been posted in the “Investors” section of our website accessible at www.lpath.com. Each Committee reviews its charter on an annual basis. In addition to the three standing Committees, the Board may approve from time to time the creation of special committees to assist the Board in carrying out its duties.

The Compensation Committee.  The Compensation Committee of the Board of Directors, currently consists of Messrs. Daniel Kisner (Chair), Jeffrey Ferrell (director), Daniel Petree (director), Charles Mathews (director) and Donald Swortwood (director). The functions of the Compensation Committee include the approval of the compensation offered to our executive officers and recommending to the full Board of Directors the compensation to be offered to our directors. The Board has determined that Messrs. Mathews, Kisner, Ferrell, Petree and Swortwood are each an “independent director” under the listing standards of the Nasdaq Stock Market. In addition, the members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee met five times in 2012.

The Audit Committee.  The Audit Committee of the Board of Directors, currently consists of Messrs. Mathews (Chair), Ferrell (director) and Petree (director). The functions of the Audit Committee include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of the Company’s annual audit, reviewing the adequacy of the Company’s accounting and financial controls and reviewing the independence of the Company’s independent registered public accounting firm. The Board has determined that each current member of the Audit Committee is an “independent director” under the listing standards of the Nasdaq Stock Market and Section 10A(m)(3) of the Securities Exchange Act. As required by the listing standards of the Nasdaq Stock Market, each member of the Audit Committee can read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board of Directors has also determined that Mr. Mathews is an “audit committee financial expert” within the applicable definition of the SEC. The Audit Committee met four times in 2012. Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

The Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of Messrs. Mathews (Chair), Petree (director) and Swortwood (director). The Nominating and Corporate Governance Committee evaluates and recommends to the Board nominees for each election of directors and helps oversee the Company’s regulatory and compliance matters. The Board has determined that Messrs. Mathews, Petree and Swortwood are each an “independent director” under the listing standards of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee met two times in 2012.

The R&D Advisory Committee.  The R&D Advisory Committee consists of Messrs. Kisner (Chair), Petree (director) and Pancoast (director). The R&D Advisory Committee evaluates and helps oversee the Company’s research and development initiatives. The Board has determined that Messrs. Kisner and Petree are each an “independent director” under the listing standards of the Nasdaq Stock Market. The R&D Advisory Committee met one time in 2012.

Board and Committee Effectiveness

The Board and each of its Committees performs an annual self-assessment to evaluate their effectiveness in fulfilling their obligations. The Board and Committee evaluations cover a wide range of topics, including, among others, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Guidelines and charters for each Committee.

Board Leadership Structure

Daniel H. Petree serves as Chairman of our Board of Directors. Our Board has determined that separating the positions of Chief Executive Officer and Chairman of the Board is in the best interests of the Company and its stockholders at this time. Our Board believes our leadership structure enhances the accountability of our Chief Executive Officer to the Board and encourages balanced decision making. In addition, the Board believes that this structure provides an environment in which its independent directors are fully informed, have significant input into the content of Board meetings and are able to provide objective and thoughtful oversight of management.  Our Board also separated the roles in recognition of the differences in responsibilities. While our Chief Executive Officer is responsible for the day-to-day leadership of the Company, the Chairman of the Board provides guidance to the Board, sets the agenda for Board meetings and presides over the meetings of the full Board and the meetings of the Board’s non-management directors. The Board Chairman also provides performance feedback on behalf of the Board to our Chief Executive Officer. The Board intends to carefully evaluate from time to time whether our Chief Executive Officer and Chairman positions should remain separate based on what the Board believes is best for the Company and its stockholders.

Board Oversight of Risk

The Board is actively involved in the oversight of risks that could affect the Company. The Board as a whole has responsibility for risk oversight of the Company’s risk management policies and procedures, with reviews of certain areas being conducted by the relevant Board committee. The Board satisfies this responsibility through reports by each Committee Chair regarding the Committee’s considerations and actions, as well as through regular reports directly from management responsible for oversight of particular risks within the Company.  Specifically, the Board committees address the following risk areas:

•                  The Compensation Committee is responsible for overseeing the management of risks related to the Company’s executive compensation plans and arrangements.

•                  The Audit Committee discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•                  The Nominating and Corporate Governance Committee considers risks related to regulatory and compliance matters.

•                  The R&D Advisory Committee considers risks related to the Company’s research and development initiatives.

The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s day-to-day business operations.

Stockholder Recommendations for Director Nominees

In nominating candidates for election as a director, the Nominating and Corporate Governance Committee will consider a reasonable number of candidates recommended by a single stockholder who has held over 2% of Lpath Common Stock for over one year and who satisfies the notice, information and consent provisions set forth in our Bylaws and Corporate Governance Guidelines. Stockholders who wish to recommend a candidate may do so by writing to the Nominating and Corporate Governance Committee in care of the Corporate Secretary, Lpath, Inc., 4025 Sorrento Valley Blvd., San Diego, California 92121. The Nominating and Corporate Governance Committee will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees. A printed copy of our Bylaws may be obtained by any stockholder upon request to our Corporate Secretary.

Identification and Evaluation of Director Nominees

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. Our Nominating and Corporate Governance Committee regularly assesses the appropriate size and composition of the Board, the needs of the Board and the respective Board Committees, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Corporate Governance Committee through stockholders, management, current members of the Board, or search firms. The evaluation of these candidates may be based solely upon information provided to the Nominating and Corporate Governance Committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the Nominating and Corporate Governance Committee deems appropriate, including the use of third parties to review candidates.

While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our Board and its Committees to fulfill their respective responsibilities. As set forth in our Corporate Governance Guidelines, these criteria generally include, among other things, an individual’s business experience and skills, as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity and ability to represent the best interests of the Company’s stockholders. In addition, the Nominating and Corporate Governance Committee will also consider the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective director nominees. Our Board will be responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee.

We believe that our current Board includes individuals with a strong background in executive leadership and management, accounting and finance, and Company and industry knowledge. In addition, each of our directors has a strong professional reputation and has shown a dedication to his or her profession and community. We also believe that our directors’ diversity of backgrounds and experiences, which include medicine, academia, business and finance, results in different perspectives, ideas, and viewpoints, which make our Board more effective in carrying out its duties. We believe that our directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term interests of our stockholders.

The Nominating and Corporate Governance Committee and the Board believe that each of the director nominees for election at the Annual Meeting brings a strong and unique set of qualifications, attributes and skills and provides the Board as a whole with an optimal balance of experience, leadership and competencies in areas of importance to our Company. Under “Proposal One—Election of Directors,” we provide an overview of each director nominee’s principal occupation, business experience and other directorships, together with other key attributes that we believe provide value to the Board, the Company and its stockholders.

Communications with the Board of Directors

The Board desires that the views of stockholders will be heard by the Board, its Committees or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with the Board, any Board Committee, the independent directors as a group or any individual director may send communications directly to the Company at 4025 Sorrento Valley Blvd., San Diego, California 92121, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees for Director

Our business is managed under the direction of our Board of Directors. Our Board has nominated each of our six (6) existing directors for re-election at the Annual Meeting, including:

Name	Age	Position
Daniel H. Petree (1)(2)(3)(4)	57	Chairman of the Board
Scott R. Pancoast (4)	54	President, Chief Executive Office, and Director
Jeffrey A. Ferrell (1)(2)	38	Director
Daniel L. Kisner, M.D. (1)(4)	66	Director
Charles A. Mathews (1)(2)(3)	75	Director
Donald R. Swortwood (1)(3)	72	Director

(1)                                 Member of the Compensation Committee

(2)                                 Member of the Audit Committee

(3)                                 Member of the Nominating and Corporate Governance Committee

(4)                                 Member of the R&D Advisory Committee

In addition to the information regarding our directors and skills that led our Board to conclude that the individual should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board.

The Board also believes that re-electing our incumbent directors helps to promote stability and continuity. The Board expects that each director will continue to make substantial contributions to the Company by virtue of their familiarity with, and insight into, the Company’s business and affairs accumulated during their tenure.

All of the nominees have indicated a willingness to continue serving as directors, and the Company has no reason to believe that any nominee will be unavailable or unable to serve. If any of them should decline or be unable to act as a director, the proxy holders will vote for the election of any other person or persons the Board may nominate.

The following sets forth information regarding the business experience of our directors as of March 31, 2013:

Daniel H. Petree

Chairman of the Board of Directors

Mr. Petree has served as a director of Lpath since November 2008, and was appointed as Chairman of the Board in September 2010. Mr. Petree has over 20 years of experience in the biotechnology industry, serving in a variety of roles including investment banker, senior operating manager and corporate and securities lawyer. Mr. Petree is a member and co-founder of P2 Partners, LLC formed in 2000, and a member and co-founder of Four Oaks Partners Consulting, LLC, founded in April 2012, both of which provide transaction advisory services to small and medium-sized science companies. Mr. Petree served as a director of Cypress Biosciences, Inc., a company that provides products for the treatment of patients with Functional Somatic Syndromes and other central nervous system disorders from 2004 to 2011. Before co-founding P2 Partners in 2000, Mr. Petree was President and Chief Operating Officer of Axys Pharmaceuticals, a structure-based drug design company in South San Francisco. Mr. Petree’s qualifications to sit on our Board include his experience as an executive and an investment banker in the biotechnology industry, his experience with structuring and negotiating pharmaceutical partnering arrangements, and his experience serving on public company boards and board committees.

Jeffrey A. Ferrell

Director

Mr. Ferrell has served as a director of Lpath since April 2007. Mr. Ferrell has served as the Managing Member of Athyrium Capital Management, LLC, a life sciences focused investment and advisory company with offices in New York City, since 2008. From 2001 to 2008, Mr. Ferrell served in a number of capacities at Lehman Brothers. He oversaw public and private life sciences investments for Global Trading Strategies, a principal investment group within Lehman, as a Senior Vice President from 2005 to 2008. Prior to that he was a Vice President in Lehman Brothers’ Private Equity division. Prior to joining Lehman in 2001, he was a principal at Schroder Ventures Life Sciences in Boston. Mr. Ferrell holds an A.B. in Biochemical Sciences from Harvard University. Mr. Ferrell’s qualifications to sit on our Board include his experience in providing fund raising and advisory services to life sciences companies, his knowledge of the life sciences industry and his knowledge of the capital markets.

Daniel L. Kisner, M.D.

Director

Dr. Kisner has been a member of our Board since July 2012. Since July 2010, Dr. Kisner has been a director of Dynavax Technologies Corporation, a clinical stage biopharmaceutical company, and has also served as Chairman of the Board for Tekmira Pharmaceuticals, a biopharmaceutical company since January 2010.  From 2003 to 2010, Dr. Kisner was a partner at Aberdare Ventures. Prior to that, Dr. Kisner was President and CEO of Caliper Technologies, leading its evolution from a start-up focused on microfluidic lab-on-chip technology to a publicly traded, commercial organization. Prior to Caliper, he was the President and Chief Operating Officer of Isis Pharmaceuticals, Inc., a biomedical pharmaceutical company. Previously, Dr. Kisner was Division Vice President of Pharmaceutical Development for Abbott Laboratories and Vice President of Clinical Research and Development at SmithKline Beckman Pharmaceuticals. In addition, he held a tenured position in the Division of Oncology at the University of Texas, San Antonio School of Medicine and is certified by the American Board of Internal Medicine in Internal Medicine and Medical Oncology. Our Board believes that Dr. Kisner’s background with larger, complex technology-based organizations as well as his significant experience with corporate transactions, including investing in venture-backed life science companies provides the Board with insights for setting strategy and reviewing the operations of the Company. He holds a B.A. from Rutgers University and an M.D. from Georgetown University.

Charles A. Mathews

Director

Mr. Mathews has served as a director of Lpath since March 2006. Mr. Mathews is an active private investor and has served as an independent director on the boards of a number of public and private companies. From March 2005 to November 2006, Mr. Mathews was Chairman of Avanir Pharmaceuticals (AVNR), a drug development and marketing company and from May to September 2005 he acted as its Chief Executive Officer. Mr. Mathews is a past president of the San Diego Tech Coast Angels, part of an affiliation of over 200 accredited “angel” investors active in the life science and technology industries. From April 2002 until January 2004, Mr. Mathews served as the President and Chief Executive Officer of DermTech International, a privately held contract research organization focused on dermal and transdermal drugs. Mr. Mathews’ qualifications to sit on our Board include his leadership experience as an executive in the life sciences industry, his expertise in operations and corporate governance, and his experience serving on public and private company boards and board committees.

Scott R. Pancoast

Chief Executive Officer, President, and Director

Mr. Pancoast has served as the President and Chief Executive Officer of Lpath since March 2005 and as a Director of Lpath since 1998. Prior to joining Lpath, from 1994 to 2005, Mr. Pancoast was the Executive Vice President of Western States Investment Corporation (WSIC), a private San Diego venture capital fund. He has served as the CEO or interim CEO for six start-up companies, and has been a member of the boards of directors for over 15 companies, including two public companies. Mr. Pancoast previously served on the board of directors of iVOW, Inc., a publicly-traded company. From 1986 to 1994 Mr. Pancoast was with National Sanitary Supply Company, where he was a member of the Board of Directors and served in various management positions including Senior Vice President—Operations and Chief Financial Officer. He is a graduate of the Harvard Business School and the University of Virginia. Mr. Pancoast’s qualifications to sit on our Board include his experience as our President and Chief Executive Officer, his experience as venture capitalist and business leader, and his current and past service as a board member for public and private companies.

Donald R. Swortwood

Director

Mr. Swortwood participated in the original funding of Lpath, and has served as a director of Lpath since July 2006. He has served as Chairman and Chief Executive Officer of Western States Investment Corporation since the founding of its predecessor in 1975, and has been an active investor and venture capitalist for over thirty-five years. His investing career began in basic industrial areas, such as industrial salt and transportation, and has evolved into technology and science related fields, ranging from a business that developed novel technologies for the detection and treatment of gastro-esophageal reflux disease, which was sold to Medtronic; to a leader in storage area network management software solutions, which was sold to EMC; to a business that developed the first “ear thermometer,” which was sold to Wyeth. Currently, the Western States portfolio of holdings includes a number of biotech and life science companies. Mr. Swortwood is a graduate of Stanford University. Mr. Swortwood’s qualifications to sit on our Board include his experience as a business leader and venture capitalist and his experience in advising emerging growth life science and technology companies.

Family Relationships

There are no family relationships between any of our officers and directors.

Vote Required and Board Recommendation

If a quorum is present, either in person or by proxy, directors will be elected by a plurality of the votes, which means the six nominees who receive the greatest number of FOR votes will be elected. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

The shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned six nominees, unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card. If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the proxy holders.

Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or their earlier death, resignation or removal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE ENCLOSED PROXY CARD).

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF MOSS ADAMS LLP AS THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY

Moss Adams LLP has served as the Company’s independent registered public accounting firm since June 2009. Our Audit Committee is responsible for approving the engagement of Moss Adams as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

The Audit Committee will meet with Moss Adams in 2013 on a quarterly or more frequent basis. At such times, the Audit Committee will review the services performed by Moss Adams, as well as the fees charged for such services.

A representative of Moss Adams is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires. The representative is also expected to be available to respond to appropriate questions from stockholders.

Fees Billed to the Company by its independent auditors during Fiscal Years 2012 and 2011.

Set forth below is certain information concerning fees billed to us by Moss Adams in respect of services provided in 2012 and 2011.

	2012	2011
Audit fees	$122,000	$122,000
Audit-related fees	49,000	79,300
Tax Fees	11,200	9,650
All other fees	—	—
Total	$182,200	$210,950

Audit Fees:  For the years ended December 31, 2012 and 2011, the aggregate audit fees billed by Moss Adams were for professional services rendered for audits and quarterly reviews of our consolidated financial statements.

Audit-Related Fees:  For the years ended December 31, 2012 and 2011, audit-related fees billed by Moss Adams pertained to services rendered in connection with (i) the audit of our Schedule of Expenditures for the National Institutes of Health Research and Development Program, and (ii) procedures required for filings with the SEC in conjunction with financing transactions.

Tax Fees:  For the years ended December 31, 2012 and 2011, fees billed by Moss Adams related to tax return preparation and tax planning services.

All Other Fees:  For the years ended December 31, 2012 and 2011, there were no fees billed by Moss Adams for other services, other than the fees described above.

Policy on Audit Committee pre-approval of audit and permitted non-audit services of independent auditors

The Audit Committee has determined that all services provided by Moss Adams were compatible with maintaining the independence of such audit firm. The charter of the Audit Committee requires advance approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the company by our independent registered public accounting firm, subject to any exception permitted by law or regulation. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services, provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting. During 2012 and 2011, the Chair of the Audit Committee, subsequently advising the Audit Committee, or the Audit Committee itself pre-approved all audit related and the tax services provided by our independent auditors. During 2012 and 2011, no non-permitted or non-authorized services were performed by our independent registered public accounting firm.

Interest of Certain Persons in Matters to be Acted Upon

There are no persons who have a direct or indirect substantial interest in the matter described under Proposal 2 above.

Vote Required and Board Recommendation

If a quorum is present, a majority of the votes cast for this proposal, whether in person or represented by proxy, is required for ratification of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

Submission of the appointment to stockholder approval is not required under applicable law. However, If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Moss Adams LLP as our independent auditor or whether to consider the selection of a different firm.  Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year ending December 31, 2013.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF MOSS ADAMS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013 (ITEM 2 ON THE ENCLOSED PROXY CARD).

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee of the Board of Directors of Lpath, Inc. with respect to Lpath’s audited financial statements for the fiscal year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 15, 2013. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee currently consists of three directors, each of whom  is an “independent director” as defined in the listing standards for the Nasdaq Stock Market.  The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.  A copy of the charter is available on the Company’s website at www.lpath.com.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, Moss Adams LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

Review with Management

The Audit Committee reviewed and discussed the audited financial statements with management of the Company.

Review and Discussions with Independent Accountants

The Audit Committee met with Moss Adams to review the financial statements for the fiscal year ended December 31, 2012. The Audit Committee discussed with a representative of Moss Adams the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee met with Moss Adams, with and without management present, to discuss the overall scope of Moss Adam’s audit, the results of its examinations and the overall quality of the Company’s financial reporting. The Audit Committee received the written disclosures and the letter from Moss Adams required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committee Concerning Independence, and has discussed with Moss Adams its independence, and satisfied itself as to the independence of Moss Adams.

Conclusion

Based on the above review, discussions, and representations received, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2012 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

The Audit Committee of the Board of Directors:

Charles A. Mathews, Chair Jeffrey A. Ferrell Daniel H. Petree

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

The Compensation Committee of the Board of Directors, which is comprised solely of independent directors, has the responsibility for evaluating and authorizing the compensation payable to our executive officers.  The goal of our executive compensation program is to attract, motivate and retain executives of outstanding ability, performance and potential. To achieve this goal, the Compensation Committee has designed a package that combines competitive base pay and benefits, with incentive compensation conditioned on the achievement of predetermined annual performance goals and long-term equity awards.  The Compensation Committee believes this package encourages employee retention and the creation of stockholder value.  Our compensation program also seeks to be internally consistent with differentials commensurate with the scope of a named executive officer’s responsibilities.

In setting executive compensation in 2012, the Compensation Committee retained Compensia, Inc., a national compensation consulting firm (“Compensia”), to provide it with competitive market data and analysis regarding the compensation elements offered to our executive officers.  Compensia provided the analysis based on a peer group of life science companies approved by the Compensation Committee. The Compensation Committee, based on the data and analysis received from Compensia, adopted and approved the compensation program for its executive officers described below.

Objectives of our Executive Compensation Program

Our compensation program for our executive officers are designed to achieve the following objectives:

•              attract, engage and retain exceptionally talented and highly experienced executive officers in the competitive and dynamic life sciences industry;

•              motivate and reward executive officers whose knowledge, skills and performance contribute to our success;

•              encourage and inspire our executive officers to achieve key corporate strategic objectives by linking incentive award opportunities to the achievement of individual and company-wide short- and long-term goals; and

•              align the interests of our executives and stockholders by motivating executive officers to increase stockholder value.

Elements of Compensation

Consistent with the size and nature of our Company, our executive compensation program is simple, consisting of a base salary, an annual performance-based cash bonus, long-term equity awards in the form of restricted stock units (“RSUs”), employer contributions to our 401(k) plan, and eligibility to participate in employee benefit plans available to all full-time employees, including group health plan, group term life insurance, and short- and long-term disability benefits.

Taken as a whole, the elements of our compensation package are comparable to those offered by other similarly sized companies in our industry. This allows us to compete in acquiring talent and retaining key executives. Our annual cash bonuses link executive performance to the measurable success of our Company and the individual achievements and performance of the executives. Likewise, equity awards align the interests of our named executive officers with those of our stockholders, thereby creating an incentive to build stockholder value and acting as a retention tool.

Base Salary

Base salaries of our named executive officers depend on their job responsibilities, the market rate of compensation paid by companies in our industry for similar positions, our financial position, and external factors like inflation and the projected strength of the economy. The Compensation Committee reviews the base salaries of our named executive officers at least annually. The annual base salaries of our named executive officers are reflected in the Summary Compensation Table.

Annual Performance-Based Bonus

The annual performance-based cash bonus paid to our named executive officers is determined by the Compensation Committee based on the achievement of our corporate goals, weighted by importance, as well as individual goals applicable to the named executive officer’s position. Our corporate goals consist of progress on the clinical trials for our drug candidates, efforts to develop additional drug candidates, our ability to maintain our existing and secure additional collaborative relationships and our ability to control our operating costs and raise the financing necessary to support our operations. The individual goals of our named executive officers are based on the executive’s job title and responsibilities.  In addition, the Compensation Committee retains discretion to adjust the actual amount of the annual bonus based on our stock performance, our accomplishments determined on a qualitative basis, and the strength of our market position at the end of the fiscal year.

Following the end of each fiscal year, the Compensation Committee is responsible for determining the bonus amount payable to the executive officer based on the Company’s and the executive officer’s performance against the performance metrics established by the Compensation Committee for the recently completed fiscal year.  The bonus amounts reflected in the Summary Compensation Table for 2011, reflect the Company’s and the executive officer’s performance during fiscal 2010; and the bonus amounts reflected in the Summary Compensation Table for 2012, reflect the Company’s and the executive officer’s performance during fiscal 2011.

Based on its evaluation, the Compensation Committee awarded the named executive officers an average of 38% of their full target bonus amounts over the past two fiscal years.

Long-Term Incentive Awards

Since 2007, we have granted long-term equity incentives in the form of time-based and performance-based restricted stock units (RSUs).  The Compensation Committee has elected to issue RSUs for the following reasons:

•                  RSUs have less complex accounting than stock options;

•                  RSUs (because they always have a value) are less dilutive to stockholders;

•                  RSUs are better vehicles for performance-based vesting conditions; and

•                  RSUs are more favorably viewed by employees because they always have value (as opposed to options that may go “underwater”).

The Compensation Committee general grants RSUs that vest ratably over four years or, upon achievement of specified clinical milestones. The long-term nature of RSUs provides a meaningful retention incentive, while the issuance of shares upon vesting encourages our executives to build stockholder value, thereby aligning the interests of our named executive officers with our stockholders’. The Compensation Committee determines the size of the incentive award based on company performance and the named executive officers past and expected future performance.

Miscellaneous

Our named executive officers are eligible to participate in our 401(k) plan, a defined contribution retirement plan. Just like other employees eligible to participate in the 401(k) plan, named executive officers who participate in the plan receive an employer matching contribution in an amount equal to a maximum of 4% of the participant’s compensation, subject to statutory limitations. We do not sponsor any defined benefit pension plan, nonqualified defined contribution plan, or deferred compensation plan; nor do we provide post-retirement health coverage for our named executive officers.

Vote Required and Board Recommendations

The Board of Directors and the Compensation Committee each believe that the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving the Company’s core objectives and goals. Accordingly, the Board of Directors recommends that you vote in favor of this proposal.

The Board is asking you to vote on the adoption of the following resolution:

RESOLVED, that the stockholders of Lpath, Inc. hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, including the compensation tables and related narrative discussion.

If a quorum is present, a majority of the votes cast for this proposal, whether in person or represented by proxy, is required for approval of this proposal. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

The advisory vote on executive compensation solicited by this proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, which is disclosed elsewhere in this proxy statement.  The vote is advisory, and therefore is not binding on the Company, our Board of Directors or our Compensation Committee in any way.  Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that have already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions.  However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation policies and decisions.

The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (ITEM 3 ON THE ENCLOSED PROXY CARD).

PROPOSAL FOUR

ADVISORY VOTE ON FREQUENCY OF
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is seeking an advisory vote from its stockholders on the frequency of the advisory vote on executive compensation. The choices are every year, every other year, or every third year.  In other words, stockholders can recommend how often a proposal like Proposal Three is included in the matters subject to a stockholder vote at an annual meeting.

We believe that our stockholders should have the opportunity to vote on our executive compensation program every year. An annual vote lets us know whether our stockholders have concerns about the Company’s executive compensation program on the most timely basis possible. As a result, our Compensation Committee and Board of Directors will be able to evaluate and consider stockholder feedback each year.

The frequency of future stockholder votes on executive compensation is nonbinding. But our Board and Compensation Committee will carefully consider the opinion expressed by our stockholders on this proposal in choosing the frequency of future advisory votes on executive compensation.

Vote Required and Board Recommendation

Please mark your proxy card to reflect your preference on this proposal or your decision to abstain. A plurality of votes cast on this proposal will determine the frequency selected by stockholders. Our Board and Compensation Committee both recommend that you select one year as the frequency for the advisory vote on executive compensation. If you submit your proxy card but fail to select a preference, your shares will be treated as though you chose a frequency of one year on this proposal.

The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE, ON AN ADVISORY BASIS, FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR (ITEM 4 ON THE ENCLOSED PROXY CARD).

PROPOSAL FIVE

TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 28,571,429 SHARES TO
100,000,000 MILLION SHARES

The Company’s Articles of Incorporation, as amended, currently authorize the issuance of up to 28,571,429 shares of Common Stock. As of March 31, 2013, there were 13,128,250 shares of Common Stock outstanding. In addition, the Company has reserved 2,171,889 shares for future issuance pursuant to the exercise of outstanding warrants, employee stock options and restricted stock units, and 122,594 shares reserved for future grants of employee stock options and restricted stock units under the the Lpath, Inc. Amended and Restated 2005 Equity Incentive Plan (“the Equity Incentive Plan”).Thus, as of March 31, 2013, the Company has 13,148,696 shares of authorized Common Stock available for future issuance. If stockholders approve Proposal Six below, the number of shares reserved for future issuance under the terms of the Equity Incentive Plan will increase by 1,015,635, and the number of shares of authorized Common Stock available for future issuance will decrease to 12,133,061.

The Board of Directors has approved, subject to stockholder approval, an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000 (the “Amendment”).

The additional shares of Common Stock authorized by the Amendment, if and when issued, would have the same rights and privileges as the shares of Common Stock previously authorized. A copy of the Amendment is set forth in Appendix A hereto.

The additional shares of Common Stock authorized by the Amendment could be issued at the discretion of the Board of Directors from time to time for any proper corporate purpose, including, without limitation, the acquisition of other businesses, the raising of additional capital for use in the Company’s business, a split of or dividend on then outstanding shares or in connection with any employee stock plan or program. Any future issuances of authorized shares of Common Stock may be approved by the Board of Directors without further action by the stockholders, except as required by applicable law or the rules of Nasdaq. The availability of additional shares of Common Stock would be particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis in order to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of Common Stock, where such approval might not otherwise be required.  The Board of Directors has no present agreement, arrangement or commitment to issue any of the shares for which approval is sought.

Although the Board of Directors will issue Common Stock only when required or when the Board considers such issuance to be in the best interests of the Company, the issuance of additional Common Stock may, among other things, have a dilutive effect on the earnings per share (if any) and on the equity and voting rights of our existing stockholders. Furthermore, since Nevada law requires the vote of a majority of shares of each class of stock in order to approve certain mergers and reorganizations, the proposed amendment could permit the Board to issue shares to persons supportive of management’s position. Such persons might then be in a position to vote to prevent a proposed business combination which is deemed unacceptable to the Board, although perceived to be desirable by some stockholders, including, potentially, a majority of stockholders. This could provide management with a means to block any majority vote which might be necessary to effect a business combination in accordance with applicable law, and could enhance the ability of Directors of the Company to retain their positions. Additionally, the presence of such additional authorized but unissued shares of Common Stock could discourage unsolicited business combination transactions which might otherwise be desirable to stockholders. The Board of Directors is not currently aware of any attempt to take over or acquire the Company.  While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized shares of Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.  In addition, the Company does not have any plans to implement additional measures, other than those described below, having anti-takeover effects.

Except for (i) shares of Common Stock reserved for issuance under the Company’s stock option plans (including under the proposed amendment to the Equity Incentive Plan set forth in Proposal Six below) and other non-plan stock options, (ii) shares of Common Stock issuable upon the vesting or exercise of outstanding awards issued pursuant to the Equity Incentive Plan and (iii) shares of Common Stock which the Company would be required to issue upon the exercise of outstanding warrants, our Board of Directors has no current plans to issue additional shares of Common Stock. However, the Board believes that the benefits of providing it with the flexibility to issue shares without delay for any proper business purpose, including as an alternative to an unsolicited business combination opposed by the Board, outweigh the possible disadvantages of dilution and discouraging unsolicited business combination proposals and that it is prudent and in the best interests of stockholders to provide the advantage of greater flexibility which will result from the Amendment.

Anti-Takeover Provisions of Nevada State Law and Charter Documents

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of the Company or may be used to hinder or delay a takeover bid. This could decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

•                  20% or more but less than 33 1/3%;

•                  33 1/3% or more but less than or equal to 50%; or

•                  more than 50%.

The stockholders or Board of Directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. The Company’s Articles of Incorporation and Bylaws do not exempt its Common Stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

•                  has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

•                  does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our Company. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. These provisions may have the effect of delaying or making it more difficult to affect a change in control of our Company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the Board of Directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

•                  the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

•                  the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

•                  if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

•                  an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

•                  an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

•                  representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

Effects of Authorized but Unissued Common Stock and Preferred Stock. One of the effects of the existence of authorized but unissued Common Stock and preferred stock may be to enable our Board of Directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our Articles of Incorporation grant our Board of Directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of Common Stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our Company.

Advance Notice of Stockholder Proposals and Director Nominations. Our Bylaws require advance notice of stockholder proposals and nominations of candidates for election as directors other than nominations made by or at the direction the Board. To be timely, stockholder notice to our Corporate Secretary must be received at our principal executive offices not less than 90 days but not more than 120 days prior to the anniversary date of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Any proposal or nomination that fails to comply with these requirements may be disqualified.

Removal of Directors. Our Bylaws provide that any director may be removed for cause by the majority vote of stockholders or by a majority vote of the Board of Directors.

Amendment of Bylaws. Our Bylaws provide that the bylaws may be altered or amended by vote of at least two-thirds of the stockholders entitled to vote or by a majority vote of the Board of Directors.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will be required to approve the Amendment. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present and will have the same effect as a negative vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR AND SOLICITS PROXIES IN FAVOR OF APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 28,571,429 SHARES TO 100,000,000 SHARES (ITEM 5 ON THE ENCLOSED PROXY CARD).

PROPOSAL SIX

APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

We believe that equity ownership by our executive officers and key employees encourages them to create long-term value and aligns their interests with those of our stockholders. Under our long-term incentive compensation program, we have granted time-based and merit-based stock option and restricted stock unit awards to our executive officers and other key employees under our Amended and Restated 2005 Equity Incentive Plan (the “Plan”).

Our Board and stockholders previously adopted and approved the Plan, which expires upon the earliest of October 9, 2017, the date on which all shares available for issuance under the Plan have been issued as vested shares, or the termination of all outstanding awards in connection with a Corporate Transaction (as defined in the Plan). As of March 31, 2013, 1,361,771 shares have either been issued or are currently subject to outstanding awards, and 122,594 shares remain available for grants under the Plan (excluding shares that may return to the Plan due to awards that expire or terminate).

We are asking our stockholders to approve an amendment and restatement of the Plan that includes the following material changes:

•                  Increases the number of shares to be reserved and authorized for issuance under the Plan by 1,015,635 shares to 2,500,000 shares; and

•                  Extends the term of the Plan for an additional ten years from the date the amended and restated Plan is adopted by the Board.

•      An amendment and restatement of the performance goals that may apply to performance awards granted under the Plan.

Our Board of Directors and Compensation Committee believe that a significant component of executive compensation should be performance based to help incentivize both Company and individual performance.  The amended and restated Plan contains amended and restated performance goals that more closely align with the Company’s current stage of development and provide additional performance goals that the Compensation Committee can utilize in establishing performance awards under the Plan.

Stockholder approval of the performance goals is required for us to fully deduct the amount or value of performance awards, as permitted under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code generally limits to $1 million the deduction available to public companies for compensation paid to its chief executive officer and the other three highest compensated officers (other than the chief financial officer) as of the end of its fiscal year (for purposes of Section 162(m), these individuals are referred to as “covered employees”). This $1 million deduction limit does not apply, however, to “performance-based compensation” as defined under Section 162(m) of the Code.

If this proposal is not approved by our stockholders, we currently anticipate that all of the shares available for grants under the Plan will be exhausted by the end of 2013. The amended and restated Plan will become effective when approved by our stockholders at the 2013 Annual Meeting.

Key Features of the Amended and Restated 2005 Equity Incentive Plan

The Plan reflects the Company’s commitment to strong corporate governance and the desire to preserve stockholder value as demonstrated by the following key features of the Plan:

•                  An independent committee of the Board, the Compensation Committee, administers the Plan.

•                  1,484,365 shares are currently authorized for grant under the Plan, and the amended and restated Plan would increase the share reserve by 1,015,635 shares to 2,500,000 shares.

•                  The Plan does not contain an “evergreen” provision that automatically increases the number of shares authorized for issuance under the Plan.

•                  Awards may not be granted later than ten years from the original effective date of the Plan or, if the amended and restated Plan is approved by stockholders, ten years from the date of such approval.

•                  Awards may be in the form of statutory and non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, or performance units.

•                  Stock options and stock appreciation rights may not be granted below fair market value and must have a term of no longer than ten years.

•                  The Plan limits the size of awards that may be granted during any one year to any one participant.

•                  Performance awards are payable only upon the attainment of specified performance goals. The Plan includes provisions necessary to enable us to grant qualified performance-based awards that are intended to be exempt from the $1,000,000 limit on deductions for compensation paid to covered employees.

•                  Awards cannot be transferred by participants for value.

The Board has full discretion to determine the number of awards to be granted to participants under the Plan, subject to an annual limitation on the total number of awards that may be granted to any employee.

Summary of the Plan

The following is a summary of the material terms of the Plan, as proposed to be amended and restated. It is qualified in its entirety by the specific language of the Plan, a copy of which is available to any stockholder upon request, and the amended and restated Plan, which is included as Appendix B to this Proxy Statement.

General. The purpose of the Plan is to allow employees, outside directors and consultants, and other independent advisors of the Company to increase their proprietary interest in, and to encourage such employees to remain in the employ of, or maintain their relationship with, the Company. Our 20 employees and 6 directors are eligible to receive awards under the Plan. It is intended that options granted under the Plan will qualify either as incentive stock options under Section 422 of the Code or as non-statutory options. Options granted under the Plan would only be exercisable for Common Stock. The Plan also provides for a stock issuance program, pursuant to which plan participants may purchase stock directly from the Company, which shares may be fully vested or may vest over time or upon attainment of performance goals. Pursuant to the Plan, the Compensation Committee may also grant stock appreciation rights, restricted stock, restricted stock units, performance shares, and performance units. The Compensation Committee administers the Plan. The Compensation Committee designates the persons to receive awards, the number of shares subject to the awards, and the terms of the awards, including the option price and the duration of each option, subject to certain limitations.  The full Board of Directors, based on the recommendation of the Compensation Committee, authorizes awards issued to our non-employee directors.

Number of Shares. The maximum number of shares of Common Stock available for issuance under the Plan is 1,484,365 shares, subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations, and the like. If the amended and restated Plan is approved by stockholders, the number of shares available for issuance will be increased by 1,015,635 shares to 2,500,000 shares. Common Stock subject to awards granted under the Plan that expire or terminate will again be available for awards to be issued under the Plan.

Exercise Price. The price at which shares of Common Stock may be purchased upon exercise of an incentive stock option must be at least 100% of the fair market value of Common Stock on the date the option is granted. The price at which shares of Common Stock may be purchased upon exercise of non-statutory stock options or pursuant to stock issuance awards must be at least the fair market value of Common Stock on the date the option is granted. On April 15, 2013, the closing price of our Common Stock as reported on the Nasdaq Stock Market was $4.95 per share. If the grant of incentive or non-statutory options or stock issuance awards is made to a person holding more than 10% of the outstanding shares of Common Stock (a “10% Stockholder”), then the price at which shares of Common Stock may be purchased upon exercise of such incentive or non-statutory options or stock issuance award must be at least 110% of fair market value as of the grant date of the Common Stock. Stock issuance awards may also be granted for past services to the Company rather than for a cash exercise price.

Each of the option exercise price and the stock issuance award exercise price is payable in cash or by check. In addition, the option price may also be paid through a sale and remittance procedure with any Company-designated broker, pursuant to which the option exercise price is remitted to the Company from the proceeds of any immediate sale of the shares of Common Stock acquired upon the exercise of options. Subject to restrictions imposed by federal securities laws and the Plan, the Compensation Committee may also permit employees to exercise options by delivery of a full-recourse promissory note.

Vesting. Except for grants or awards made to executive officers, independent directors and consultants, the vesting of options and shares of Common Stock issued pursuant to stock issuance awards cannot be more than five years (at 20% per year) with the initial vesting occurring not later than one year after the date of grant. The Compensation Committee has complete discretion with respect to the vesting of options and stock issuance awards made to executive officers, independent directors and consultants, subject to the Board’s compensation policy for non-management directors.

Dollar Limitations on Incentive Stock Options. The aggregate fair market value (determined at the time the option is granted) of Common Stock with respect to which incentive stock options are exercisable for the first time in any calendar year by an optionee under the Plan or any other plan of the Company or a subsidiary, shall not exceed $100,000.

Term. The Compensation Committee will fix the time or times when, and the extent to which, an option is exercisable, provided that no option will be exercisable later than ten years after the date of grant (or five years in the case of a 10% Stockholder). Subject to the terms of the Plan, the Compensation Committee, at its sole discretion, shall determine when an option shall expire. The Plan provides that the vested portion of an option may be exercised for a period of twelve months after the death or disability of an option holder, and up to three months for any other termination of an option holder’s service to the Company. Upon any termination or expiration of service to the Company or the failure to achieve vesting objectives, then unvested shares of Common Stock issued under a stock issuance award shall be immediately surrendered to the Company for cancellation, and the holder will have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the holder for consideration paid in cash or cash equivalent, the Company will repay to the holder the cash consideration paid for the surrendered shares (or make such other adjustment with respect to cash equivalent payment attributable to such surrendered shares).

Corporate Transactions. In the event of a sale of the Company by merger, consolidation or sale of all or substantially all of the Company’s assets, the Plan provides that outstanding options shall vest and become immediately exercisable, unless the successor to the Company replaces the options with a cash incentive program that preserves the option holder’s spread on the unvested options at the time of the sale. Common Stock that is issued pursuant to a stock issuance award will also fully vest upon the sale of the Company by merger, consolidation or sale of all or substantially all of the Company’s assets unless the successor is assigned repurchase rights. The Compensation Committee may impose limitation on such acceleration with respect to any option or Common Stock that is issued pursuant to a stock issuance award.

Other Awards. The Plan permits the Compensation Committee to grant the following kinds of awards (in addition to stock options and stock issuances):

Stock Appreciation Rights. A stock appreciation right entitles a plan participant to receive payment from us equal to the product of (i) the difference between the fair market value of a share of Common Stock on the date of exercise over the exercise price of the stock appreciation right multiplied by (ii) the number of shares of Common Stock with respect to which the stock appreciation right is exercised. Stock appreciation rights will be subject to all the same terms and conditions that are applicable to option grants as described above.

Restricted Stock. A restricted stock grant provides a participant with a number shares of restricted Common Stock as determined by the Compensation Committee, in its sole discretion, subject to vesting and such other terms, conditions and restrictions related to the grant as determined by the Compensation Committee. Once vested, the plan participant may transfer the restricted Common Stock in accordance with Federal securities laws.

Restricted Stock Units. Restricted stock units may be granted in such amounts and with such vesting, terms, conditions, and restrictions as the Compensation Committee, in its sole discretion, determines. The Compensation Committee may set vesting criteria of the restricted stock units based upon the achievement of performance goals, or any other Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Compensation Committee in its discretion. Upon meeting the applicable vesting criteria, the participant will be entitled to receive a payout as determined by the Compensation Committee, which payment may be in cash, shares of Common Stock, or a combination of both. On the date set forth in the award agreement, all unearned restricted stock units will be forfeited and will become available for future grant under the Plan.

Performance Units and Performance Shares. Performance units and performance shares may be granted to plan participants in such numbers as determined by the Compensation Committee, in its sole discretion. Each performance unit will have an initial value that is established by the Compensation Committee on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share of Common Stock on the date of grant. The Compensation Committee will set performance goals or other vesting provisions and such other terms and conditions, including the time period during which the performance goals or other vesting provisions must be met. At the end of performance period and depending on the extent to which the performance goal is met, the Compensation Committee will, in its discretion, determine the number or value of performance units/shares that will be paid out to the plan participant. Such payment may be in the form of cash, shares of Common Stock or in a combination of both. After the grant of a performance unit/share, the Compensation Committee, in its sole discretion, may reduce or waive any performance goal or other vesting provisions for such performance unit/share. On a date set forth in an award agreement, all unearned or unvested performance units/shares will be forfeited to the Company, and again will be available for grant under the Plan.

Performance Goals.  As stated above, the amended and restated Plan includes amended and restated performance goals applicable to a performance unit or performance share under the Plan.  Our Board of Directors and Compensation Committee believe that a significant component of executive compensation should be performance based to help incentivize both Company and individual performance.  The amended and restated Plan contains amended and restated performance goals that more closely align with the Company’s current stage of development and provide additional performance goals that the Compensation Committee can utilize in establishing performance awards under the Plan.

The performance goals under the amended and restated plan include one or more of the following, as determined by the Compensation Committee: (i) Earnings or Profitability Metrics: including, but not limited to, earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margin; operating margin; income (gross, operating or net); expense levels or ratios; in each case adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments, early extinguishment of debt, stock-based compensation expense, changes in GAAP or critical accounting policies, or other extraordinary or non-recurring items, as specified by the Compensation Committee when establishing the performance goals; (ii) Return Metrics: including, but not limited to, return on investment, assets, equity or capital (total or invested); (iii) Cash Flow Metrics: including, but not limited to, operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital; (iv) Liquidity Metrics: including, but not limited to, debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; other similar measures approved by the Committee; (v) Stock Price and Equity Metrics: including, but not limited to, return on stockholders’ equity; total stockholder return; revenue (gross, operating or net); revenue growth; stock price; stock price appreciation; market price of stock; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); price-to-earnings ratio; and (vi) Strategic Metrics: including, but not limited to, drug discovery and product research and development; completion of an identified special project; clinical trials; regulatory filings or approvals; patent application or issuance; manufacturing or process development; sales or net sales; market share; market penetration; economic value added; customer service; customer satisfaction; inventory control; balance of cash, cash equivalents and marketable securities; growth in assets; key hires; employee satisfaction; employee retention; business expansion; acquisitions, divestitures, joint ventures;  fund raising to support operations; government grants or awards; license arrangements; collaboration or customer agreements or arrangements; legal compliance or safety and risk reduction; or such other measures as determined by the Committee consistent with these performance measures.

The performance goals being replaced by the amended and restated Plan included the following: (i) revenue, (ii) gross margin, (iii) operating margin, (iv) operating income, (v) pre-tax profit, (vi) earnings before interest, taxes and depreciation, (vii) net income, (viii) cash flow, (ix) expenses, (x) the market price of the Share, (xi) earnings, (xii) return on stockholder equity, (xiii) return on capital, (xiv) product quality, (xv) economic value added, (xvi) successful fund raising to support the Company’s continued operations, including sales of securities, licensing transactions or governmental grants, (xvii) market share, (xviii) return on investments, (xix) profit after taxes, (xx) customer satisfaction, (xxi) business divestitures and acquisitions, (xxii) significant collaboration on customer contracts, (xxiii) new product development, including drug discovery and clinical and regulatory milestones, (xxiv) working capital, (xxv) individual objectives, (xxvi) time to market, (xxvii) return on net assets, and (xxviii) sales.

The performance goals may differ from participant to participant and from award to award. Any criteria used may be measured, as applicable, in absolute terms, in relative terms (including, but not limited to, passage of time and/or against another company or companies), on a per-share basis, against the performance of the company as a whole or a segment of the company, and on a pre-tax or after-tax basis.

Limitations on Awards Under the Plan. The Plan provides that no participant in the Plan may be granted, in any fiscal year, (A) options or stock issuance awards to purchase more than 714,286 of shares of Common Stock, (B) restricted stock, restricted stock units, stock appreciation rights or performance shares covering more than 714,286 of shares of Common Stock, or (C) performance units which could result in any such individual receiving more than $2,000,000.

Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price, and become the record holder of the purchased shares. The holder of any shares of Common Stock issued to such holder under the stock issuance program or pursuant to a grant of restricted stock, whether or not the holder’s interest in those shares is vested, shall have full stockholder rights with respect to such shares, including the right to vote such shares and to receive any regular cash dividends paid on such shares. The holder of a stock appreciation right, restricted stock unit, performance unit or performance share shall have no stockholder rights with respect to the shares underlying such awards unless and until issued to the holder pursuant to such award.

Amendment to Plan. The Board may amend, suspend or discontinue the Plan, but it must obtain stockholder approval to certain amendments, such as the increase of the number of shares subject to the Plan, as required pursuant to applicable laws and regulations.

Certain Federal Income Tax Consequences of Option Grants and Exercises. Under current federal income tax law, the grant of incentive stock options under the Plan will not result in any taxable income to the optionee or any deduction for the Company at the time the options are granted. The optionee recognizes no gain upon the exercise of an option. However the amount by which the fair market value of Common Stock at the time the option is exercised exceeds the option price is an “item of tax preference” of the optionee, which may cause the optionee to be subject to the alternative minimum tax. If the optionee holds the shares of Common Stock received on exercise of the option at least one year from the date of exercise and two years from the date of grant, he will be taxed at the time of sale at long-term capital gains rates, if any, on the amount by which the proceeds of the sale exceed the option price. If the optionee disposes of the Common Stock before the required holding period is satisfied, ordinary income will generally be recognized in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the option price, or, if the disposition is a taxable sale or exchange, the amount of gain realized on such sale or exchange if that is less. If, as permitted by the Plan, the Board permits an optionee to exercise an option by delivering already owned shares of Common Stock (valued at fair market value), the optionee will not recognize gain as a result of the payment of the option price with such already owned shares. However, if such shares were acquired pursuant to the previous exercise of an option, and were held less than one year after acquisition or less than two years from the date of grant, the exchange will constitute a disqualifying disposition resulting in immediate taxation of the gain on the already owned shares as ordinary income. It is not clear how the gain will be computed on the disposition of shares acquired by payment with already owned shares.

The foregoing discussion summarizes the federal income tax consequences of the grant and exercise of stock options under the Plan based on current provisions of the Code, which are subject to change. This summary does not cover any state or local tax consequences of participation in the Plan.

Specific Grants

Awards under the Plan are discretionary. Accordingly, it is not possible to determine the number of awards that may be granted under the Plan to specific individuals in the future. The following table sets forth the number of options granted to the individuals and groups listed below since the Plan’s inception in 2005.

Name and Position	Number of Options and Restricted Stock Units (RUSs) Granted
Scott R. Pancoast	396,441	(1)
Chief Executive Officer and President
Gary J.G. Atkinson	129.218	(2)
Vice President, Chief Financial Officer
All current executive officers as a group (2 people)	525,659	(3)
All current directors who are not executive officers as a group (5 people)	130,592	(4)
All employees, including all current officers who are not executive officers, as a group (16 people)	390,723	(5)

(1)

Includes 160,551 vested shares of Common Stock issuable upon the exercise of outstanding options, 56,214 vested shares of Common Stock that are issuable pursuant to the terms of RSUs and, 38,502 forfeited shares of Common Stock that were issuable pursuant to the terms of RSUs.

(2)

Includes 42,858 vested shares of Common Stock issuable upon the exercise of outstanding options, 14,446 vested shares of Common Stock that are issuable pursuant to the terms of RSUs and, 8,929 forfeited shares of Common Stock that were issuable pursuant to the terms of RSUs.

(3)

Includes 203,409 vested shares of Common Stock issuable upon the exercise of outstanding options, 70,660 vested shares of Common Stock that are issuable pursuant to the terms of RSUs and, 47,431 forfeited shares of Common Stock that were issuable pursuant to the terms of RSUs.

(4)	Includes 14,286 vested shares of Common Stock issuable upon the exercise of outstanding options and, 88,551 vested shares of Common Stock that are issuable pursuant to the terms of RSUs.

(5)	Includes 21,072 vested shares of Common Stock issuable upon the exercise of outstanding options and, 104,511 vested shares of Common Stock that are issuable pursuant to the terms of RSUs.

Vote Required and Board Recommendation

If a quorum is present, a majority of the votes cast for this proposal, whether in person or represented by proxy, is required for approval of the amended and restated Plan. Abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN (ITEM 6 ON THE ENCLOSED PROXY CARD).

EXECUTIVE COMPENSATION

The following table summarizes the compensation that we paid to our Chief Executive Officer and Chief Financial Officer, who are currently our only two executive officers (collectively, the “Named Executives”), during the years ended December 31, 2012 and 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus	Option and RSU Awards		All Other Compensation		Total
Scott R. Pancoast	2012	$419,935	(1)	$40,000	$119,329	(3)	$10,000	(4)	$589,264
Chief Executive Officer and President	2011	$405,192	(1)	$141,000	$176,032	(3)	$9,800	(4)	$732,025

Gary J.G. Atkinson	2012	$293,077	(2)	$25,000	$39,309	(3)	$10,000	(4)	$367,386
Senior Vice President, Chief Financial Officer	2011	$281,346	(2)	$58,500	$52,314	(3)	$9,800	(4)	$401,960

(1)                                 Scott Pancoast, our CEO and President, was paid a base salary of $422,300 per annum, effective as of March 1, 2012. WSIC reimburses the Company for the cost of services provided by Mr. Pancoast. Mr. Pancoast may be granted annual bonuses and equity awards at the discretion of the Compensation Committee.

(2)                                 Gary Atkinson, our Senior Vice President and Chief Financial Officer, was paid a base salary of $295,000 per annum, effective as of March 1, 2012. WSIC reimburses the Company for the cost of services provided by Mr. Atkinson. Mr. Atkinson may be granted annual bonuses and equity awards at the discretion of the Compensation Committee.

(3)                                 Option and Restricted Stock Units (“RSU”) award compensation represents the aggregate annual stock compensation expense of the officer’s outstanding stock option grants and RSUs. Compensation for employees is measured at the grant date based on the fair value of the award and is recognized as compensation expense over the service period, which generally represents the vesting period. Material terms of the outstanding equity awards for each of the named executive officers are set forth in the following table entitled “Outstanding Equity Awards at Fiscal Year-End 2012”.

(4)                                 Amounts represent company matching 401(k) contributions.

The following table details unexercised stock options and RSUs for each of our Named Executives as of December 31, 2012.

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not
Name	Exercisable	Unexercisable		Price ($)	Date(1)	Vested (#)(4)	Vested ($)(4)	Vested (#)(5)	Vested ($)(5)
Scott R. Pancoast	28,572	—	(2)	$5.60	11/30/2015	36,841	$186,047	—	$—
	35,549	—	(2)	$1.54	5/16/2015
	85,715	—	(3)	$0.56	3/29/2015
	75,000	—		$0.05	8/25/2014
Gary J.G. Atkinson	10,715	—	(2)	$5.60	11/30/2015	18,633	$94,097	—	$—
	32,143	—	(2)	$4.48	10/28/2015

(1)                                 For each option shown, the expiration date is the 10th anniversary of the date the option was granted.

(2)                                 One quarter of the shares vest one year from the date of grant, the remaining shares vest monthly over the following three years.

(3)                                 Shares vest monthly over four years.

(4)                                 RSUs vest over a four-year period.

(5)                                 Performance-based RSUs vest upon the achievement of specific performance objectives.

Narrative to Summary Compensation Table and Outstanding Equity Awards Table

The Compensation Committee of the Board of Directors, which is comprised solely of independent directors, has the responsibility for evaluating and authorizing the compensation payable to our executive officers. In setting executive compensation in 2012, the Compensation Committee retained Compensia, Inc., a national compensation consulting firm (“Compensia”), to provide it with competitive market data and analysis regarding the compensation elements offered to the Company’s executive officers, including base salary, cash incentives and equity incentives. Compensia provided the analysis based on a peer group of life science companies approved by the Compensation Committee. The Compensation Committee, based on the data and analysis received from Compensia, adopted and approved the compensation program for its executive officers described below.

Salary. The Compensation Committee sets the base salaries for the Company’s executive officer. The amounts included in the Salary column of the Summary Compensation Table reflects an annual salary review by the Compensation Committee and any salary increases are pro-rated based on the effective date of any salary increase.

Effective March 1, 2011, Mr. Pancoast’s base salary was increased from $385,000 to $410,000.  Effective March 11, 2012, his base salary was increased to $422,300.

Effective March 1, 2011, Mr. Atkinson’s base salary was increased from $266,000 to $285,000. Effective March 11, 2012, Mr. Atkinson’s base salary was increased to $295,000.

Bonus. As part of the Company’s executive compensation program, the Compensation Committee provides annual performance-based cash incentive awards to our executive officers and other key employees.  The annual incentive awards are based on the achievement of Company and individual performance metrics established at the beginning of each fiscal year by the Compensation Committee.  Following the end of each fiscal year, the Compensation Committee is responsible for determining the bonus amount payable to the executive officer based on the Company’s and the executive officer’s performance against the performance metrics established by the Compensation Committee for the recently completed fiscal year.  The bonus amounts reflected in the Summary Compensation Table for 2011, reflect the Company’s and the executive officer’s performance during fiscal 2010; and the bonus amounts reflected in the Summary Compensation Table for 2012, reflect the Company’s and the executive officer’s performance during fiscal 2011.

Equity Awards.  Our Compensation Committee believes that equity ownership by our executive officers and key employees encourages them to create long-term value and aligns their interests with those of our stockholders. Since November 2007, the Compensation Committee has granted RSUs to our executive officers and our other key employees pursuant to our Amended and Restated 2005 Equity Incentive Plan (“the Plan”).

Mr. Pancoast was granted 14,286 and 26,600 RSUs in 2012 and 2011, respectively.  Mr. Atkinson was granted 10,715 and 9,500 RSUs in 2012 and 2011, respectively.

All Other Compensation.  We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers are eligible to participate in our 401(k) contributory defined contribution plan. In any plan year, we contribute to each participant a matching contribution up to a maximum of 4% of the participant’s compensation, subject to statutory limitations. We do not provide any nonqualified defined contribution or other deferred compensation plans.

Severance.  If Mr. Pancoast’s employment is terminated by the Company without cause, he is entitled to receive his base salary and benefits for a period of 12 months following such termination, and the portion of his stock options and RSUs that would have vested during the 18 months following the termination will immediately vest. If Mr. Pancoast’s employment is terminated in connection with a change of control of the Company, then Mr. Pancoast will be paid his base salary and benefits for a period of 18 months following such termination, and the portion of his stock options and RSUs that would have vested during the 24 months following the termination will immediately vest.  If Mr. Atkinson’s employment is terminated by the Company without cause, he is entitled to receive his base salary and benefits for a period of 7 months following such termination. If Mr. Atkinson’s employment is terminated in connection with a change of control of the Company, then Mr. Atkinson will be paid his base salary and benefits for a period of 12 months following such termination, and the portion of his stock options and RSUs that would have vested during the 24 months following the termination will immediately vest.

Director Compensation

Our directors play a critical role in guiding our strategic direction and overseeing the management of the Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ workload. Our non-employee directors are compensated based upon their respective levels of Board participation and responsibilities, including service on Board Committees. Mr. Pancoast, our President and Chief Executive Officer, receives no separate compensation for his service as a director.

The following table sets forth compensation earned and paid to each non-employee director for service as a director during 2012:

Director Compensation Fiscal Year 2012

Name	Fees Paid in Cash	RSU and Option Awards		Total
Jeffrey A. Ferrell	$41,000	$27,523	(1)	$68,523
Daniel L. Kisner, M.D.	$20,417	$14,709	(2)	$35,126
Charles A. Mathews	$52,500	$27,523	(3)	$80,023
Daniel H. Petree	$56,833	$36,692	(4)	$93,525
Donald R Swortwood	$35,250	$27,523	(5)	$62,773

(1)                                 Mr. Ferrell was appointed to the Board in April 2007 and first elected in October 2007. As of December 31, 2012, Mr. Ferrell held 18,201 RSUs, of which 16,772 are vested.

(2)                                 Dr. Kisner was appointed to the Board in July 2012. As of December 31, 2012, Dr. Kisner held 10,086 RSUs, of which 1,577 are vested.

(3)                                 As of December 31, 2012, Mr. Mathews held 7,143 stock options, all of which were vested, and 24,916 RSUs, of which 23,487 were vested. Mr. Mathews was first elected to the Board in March 2006.

(4)                                 Mr. Petree was appointed to the Board of Directors in November 2008 and first elected in June 2009. In September 2010, Mr. Petree was elected Chairman of the Board. As of December 31, 2012, Mr. Petree held 22,060 RSUs, of which 20,156 were vested.

(5)                                 As of December 31, 2012, Mr. Donald R. Swortwood held 7,143 stock options, all of which were vested, and 24,916 RSUs, of which 23,487 are vested. Mr. Swortwood was first elected to the Board in July 2006.

Narrative Discussion of the Summary Compensation Table.

Our director compensation program is overseen and authorized by the Board of Directors, based on the recommendation of the Compensation Committee. The Compensation Committee periodically receives advice and recommendations from Compensia, its compensation consultant, with respect to director compensation matters. During 2012, the terms of the compensation arrangements for our non-management directors were as follows:

•                  Non-management directors received an annual retainer of $30,000, which was paid in equal quarterly payments. The Chairman of the Board received an annual retainer of $40,000, which was paid in equal quarterly payments.

•                  Members of the Audit Committee received an annual retainer of $7,000, which was paid in quarterly installments. The Chair of the Audit Committee received an annual retainer of $16,000, which was paid in quarterly installments.

•                  Members of the Compensation Committee received an annual retainer of $4,000, which was paid in quarterly installments. The Chair of the Compensation Committee received an annual retainer of $9,000, which was paid in quarterly installments.

•                  Members of the Nominating and Corporate Governance Committee received an annual retainer of $4,000, which was paid in quarterly installments. The Chair of the Compensation Committee received an annual retainer of $9,000, which was paid in quarterly installments.

•                  Members of the R&D Advisory Committee received an annual retainer of $4,000, which was paid in quarterly installments. The Chair of the Compensation Committee received an annual retainer of $9,000, which was paid in quarterly installments.

•                  Each non-management director received a grant of restricted stock units (“RSUs”) for 5,714 shares of Lpath Common Stock. The Chairman of the Board received a grant of RSUs for 7,619 shares of Lpath Common Stock. The RSUs granted have a five-year life and vest over a one-year period.

Our directors did not receive any other meeting fees. We do reimburse our directors for their reasonable expenses in attending Board and Board Committee meetings in accordance with the Company’s reimbursement policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the beneficial ownership of our Common Stock as of March 31, 2013 by (i) each stockholder who we believe owns beneficially more than 5% of our Common Stock, (ii) each of our named executive officers and directors and (iii) all of our directors and executive officers as a group. Except as listed below, the address of all owners listed is c/o Lpath, Inc., 4025 Sorrento Valley Blvd., San Diego, CA 92121.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership(1)		Percent of Common Stock Outstanding(2)
E. Jeffrey Peierls 73 S. Holman Way Golden, CO 80401	983,282	(5)	7.4%
Brian E. Peierls 7808 Harvestman Cove Austin, TX 78731	828,101	(6)	6.3%
Donald R. Swortwood Chairman & Chief Executive Officer Western States Investment Group 4025 Sorrento Valley Blvd. San Diego, CA 92121 Director	832,342	(3)	6.3%
Letitia H. Swortwood Western States Investment Group 4025 Sorrento Valley Blvd. San Diego, CA 92121	805,923	(4)	6.1%
Ailsa Craig Trust ACM City View Plaza II #48 Road 165, Suite 600 Guaynabo, PR 00968	648,858	(13)	5.0%
Scott R. Pancoast President, Chief Executive Officer, and Director	283,841	(7)	2.1%
Gary J.G. Atkinson Vice President, Chief Financial Officer, and Secretary	74,879	(8)	*
Charles A. Mathews Director	34,277	(9)	*
Jeffrey A. Ferrell Director	19,704	(10)	*
Daniel L. Kisner M.D. Director	6,231	(11)
Daniel H. Petree Director	24,064	(12)	*
All directors and executive officers as a group (seven persons)	1,275,338	(14)	9.6%

From time to time, the number of our shares held in the “street name” accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares of our Common Stock outstanding.

*                                         Less than one percent.

(1)                                 We determined beneficial ownership under rules promulgated by the SEC, based on information obtained from questionnaires, Company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules of the SEC, a person is considered to beneficially own any shares: (i) over which the person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which the person has the right to acquire beneficial ownership at any time within 60 days of March 31, 2013 (such as through exercise of stock options). Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)                                 Percentage information is calculated based on 13,128,250 shares of Common Stock outstanding as of March 31, 2013, plus each person’s warrants, options, and restricted stock units (RSUs) that are currently exercisable or vested (in the case of (RSUs) or that will become exercisable or vested within 60 days of March 31, 2013. Percentage information for each person assumes that no other individual will exercise any warrants or options.

(3)                             Includes 5,611 shares of Common Stock issuable upon the exercise of warrants, 7,143 shares of Common Stock issuable upon the exercise of outstanding options, 19,276 shares of Common Stock that are issuable pursuant to the terms of RSUs, and 84,000 shares of Common Stock owned by WSIC. Mr. Swortwood owns 50% of WSIC.

(4)                                 Includes 5,611 shares of Common Stock issuable upon the exercise of warrants, and 84,000 shares of Common Stock owned by WSIC. Mrs. Swortwood owns 50% of WSIC.

(5)                                 According to our records and Schedules 13-G filed with the SEC, Includes 85,847 shares of Common Stock and 11,823 shares of Common Stock issuable upon the exercise of warrants owned directly by Mr. E. Jeffrey Peierls. Also includes 566,301 shares of Common Stock and 96,490 shares of Common Stock issuable upon the exercise of warrants held by The Peierls Foundation, Inc. (the “Foundation”), and 64,676 shares of Common Stock and 8,863 shares of Common Stock issuable upon the exercise of warrants held by the U. D. Ethel Peierls Charitable Lead Trust (the “Lead Trust”), and 146,222 shares of Common Stock and 10,918 shares of Common Stock issuable upon the exercise of warrants held by the following trusts: UD E.F. Peierls for B.E. Peierls, UD E.F. Peierls for E.J. Peierls, UD J.N. Peierls for B.E. Peierls, UD J.N. Peierls for E.J. Peierls, UD E.S. Peierls for E.F. Peierls, UW Jennie Peierls for B.E. Peierls, UW Jennie Peierls for E.J. Peierls, UW E.S. Peierls for BEP Art VI-Accum, UW E.S. Peierls for EJP Art VI-Accum (the “Trusts”). Mr. E. Jeffrey Peierls is the President and a Director of the Foundation and is a Co-Trustee of the Lead Trust, and is a Co-Trustee of the Trusts. Mr. E. Jeffrey Peierls has voting and investment power over the shares of our Common Stock held by the Foundation, the Lead Trust and the Trusts. The amounts disclosed in the table do no include warrant shares the holder is contractually prohibited form exercising based on the holder’s ownership interest.

(6)                                 Includes 73,501 shares of Common Stock and 10,412 shares of Common Stock issuable upon the exercise of warrants owned directly by Mr. Brian E. Peierls. Also includes 566,301 shares of Common Stock and 96,490 shares of Common Stock issuable upon the exercise of warrants held by the Foundation and 64,676 shares of Common Stock and 8,863 shares of Common Stock issuable upon the exercise of warrants held by the Lead Trust, and 7,858 shares of Common Stock held by The Peierls By-Pass Trust. Mr. Brian E. Peierls is the Vice President and a Director of the Foundation and is a Co-Trustee of the Lead Trust. Mr. Brian E. Peierls has voting and investment power over the shares of our Common Stock held by the Foundation and the Lead Trust.

(7)                                 Includes 160,551 shares of Common Stock issuable upon the exercise of outstanding options and 56,214 shares of Common Stock that are issuable pursuant to the terms of RSUs.

(8)                                 Includes 42,858 shares of Common Stock issuable upon the exercise of outstanding options and 19,252 shares of Common Stock that are issuable pursuant to the terms of RSUs.

(9)                                 Includes 7,143 shares of Common Stock issuable upon the exercise of outstanding options and 19,276 shares of Common Stock that are issuable pursuant to the terms of RSUs.

(10)                          Includes 19,704 shares of Common Stock issuable pursuant to the terms of RSUs.

(11)                          Includes 6,231 shares of Common Stock issuable pursuant to the terms of RSUs.

(12)                          Includes 24,064 shares of Common Stock issuable pursuant to the terms of RSUs.

(13)                          According to a Schedule 13-G filed with the SEC. Michael Svensson has sole voting power over, and sole power to dispose of all shares of our Common Stock held by the Alisa Craig Trust.  Mr. Svensson disclaims beneficial ownership of all shares of our Common Stock held by the Alisa Craig Trust.

(14)                          Includes shares held by all of the directors and executive officers, including Donald R. Swortwood, Scott R. Pancoast, Gary J.G. Atkinson, Charles A. Mathews, Daniel L. Kisner M.D., Daniel H. Petree, and Jeffrey A. Ferrell.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

To the Company’s knowledge, no person who, during the fiscal year ended December 31, 2011, was a director or officer of the Company, or beneficial owner of more than ten percent of the Company’s Common Stock (which is the only class of securities of the Company registered under Section 12 of the Act), failed to file on a timely basis reports required by Section 16 of the Act during such fiscal year. The foregoing is based solely upon a review by the Company of Forms 3 and 4 relating to the most recent fiscal year as furnished to the Company under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any representation received by the Company from any reporting person that no Form 5 is required.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not engaged in any transaction since January 1, 2011 in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for fiscal 2012 and 2011 and in which any of our directors, named executive officers or any holder of more than 5% of our Common Stock, or any member of the immediate family of any of these persons or entities controlled by any of them, had or will have a direct or indirect material interest.

For disclosure purposes we sublease a portion of our facility to Western States Investment Corporation (“WSIC”). Mr. Donald Swortwood, one of our directors, has a 50% ownership interest in WSIC.  Ms. Letitia Swortwood, one of our 5% or greater stockholders, has the remaining 50% ownership interest in WSIC. The terms of the sublease are the same as the financial terms of our direct lease. In addition, certain of our employees provide investment oversight, accounting, and other administrative services to WSIC. Certain WSIC employees also provide services to us. We and WSIC reimburse each other for the cost of the services provided to the other entity.

Our rent expense totaled approximately $339,000 and $300,000 for the years ended December 31, 2012 and 2011, respectively. Our sublease income from WSIC amounted to approximately $12,000 and $13,000 for the years ended December 31, 2012 and 2011, respectively.

We invoiced WSIC $34,600 and $86,400 for investment oversight expenses in 2012 and 2011, respectively. During 2012 and 2011, WSIC billed us $83,400 and $53,800, respectively, for administrative expenses.

We believe that each of the transactions set forth above: (i) were entered into on terms as fair as those that could be obtained from independent third parties, and (ii) were ratified by our Audit Committee pursuant to our related party transaction policy discussed below.

Related Party Transaction Policy

Pursuant to our Code of Business Conduct and Ethics, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with us without the prior consent of our Audit Committee or our independent directors. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited, to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

Compensation Committee Interlocks and Insider Participation.

None of the members of our Compensation Committee are or have been an officer or employee of us. During fiscal 2012, no member of our Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S K. During fiscal 2012, none of our executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our Compensation Committee or board of directors.

OTHER MATTERS

The management of the Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described above. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment on such matter.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Stockholders interested in submitting a proposal for consideration at our 2012 annual meeting must do so by sending such proposal to our Corporate Secretary at Lpath, Inc. 4025 Sorrento Valley Blvd., San Diego, California 92121. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2014 annual meeting is January 8, 2014. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2014 annual meeting, any such stockholder proposal must be received by our Corporate Secretary on or before January 8, 2014, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Bylaws. Any stockholder proposal received after January 8, 2014 will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

Our Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 90 days but not more than 120 days prior to the anniversary date of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2014 annual meeting, such a proposal must be received by the Company on or after February 19, 2014 but no later than March 21, 2014. If the date of the 2014 annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the 2013 Annual Meeting, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

We have adopted “householding,” a procedure approved by the SEC under which stockholders who share an address will receive a single copy of the Annual Report, Proxy Statement and Notice. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution of documents related to the Annual Meeting. If you reside at the same address as another Lpath stockholder and wish to receive a separate copy of the Annual Meeting materials, you may do so by making a written or oral request to: Cole W. Workman, Controller, 4025 Sorrento Valley Blvd., San Diego, California 92121, telephone (858) 678-0800. Upon your request, we will promptly deliver a separate copy to you. The Proxy Statement and our Annual Report are also available at https://proxyvote.com.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also call (800) 542-1061 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement and Notice who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or Lpath at the contact information listed above, to request information about householding.

ANNUAL REPORTS

Our Annual Report to Stockholders, which contains our Annual Report on Form 10-K for the year ended December 31, 2012, accompanies this proxy statement. The Company’s Annual Report on Form 10-K for the year ended December 31, 2012 will also be made available (without exhibits), free of charge, to interested stockholders upon written request to Lpath, Inc., 4025 Sorrento Valley Blvd., San Diego, California 92121, Attention: Corporate Secretary.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ GARY J.G. ATKINSON
Gary J.G. Atkinson
Senior Vice President, Chief Financial Officer, and Secretary

May 8, 2013

Appendix A

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Lpath, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The second paragraph of Article III of the Corporation’s Articles of Incorporation is amended to read as follows:

“One Hundred Million (100,000,000) shares of Class A Common Stock of the Par Value of $0.001, all of which shall be entitled to voting power.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After
This form must be accompanied by appropriate fees.	Revised: 3-6-09

Appendix B

LPATH, INC.

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

ARTICLE ONE

GENERAL PROVISIONS

I.                                                                                        PURPOSE OF THE PLAN

This Amended and Restated 2005 Equity Incentive Plan is intended to promote the interests of Lpath, Inc., a Nevada corporation, by providing eligible persons in the Corporation’s employ or service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.                                                                                   STRUCTURE OF THE PLAN

The Plan shall permit, through the Option Grant Program, the Stock Issuance Program, and the Award Grant Program, the grant of options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units.

III.                                                                              ADMINISTRATION OF THE PLAN

A                                       The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.  Either the Board or the Committee thus designated by the Board is hereinafter referred to as the “Plan Administrator.”

B.                                    The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option or stock issuance thereunder.

C.                                    The Plan Administrator will have the authority, in its discretion to: to determine the Fair Market Value; to select the individuals eligible to receive Awards hereunder; to determine the number of shares of Common Stock to be covered by each Award granted hereunder; to approve forms of Award Agreements for use under the Plan; to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Plan Administrator will determine; to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws; to modify or amend each Award, including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an option; to allow Participants to satisfy withholding tax obligations in such manner as prescribed in the Plan; to authorize any person to execute on behalf of the Corporation any instrument required to effect the grant of an Award previously granted by the Plan Administrator; to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Plan Administrator may determine; and to make all other determinations deemed necessary or advisable for administering the Plan.

D.                                    Different Committees with respect to different groups of eligible individuals may administer the Plan.  To the extent that the Plan Administrator determines it to be desirable or necessary to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3of the Exchange Act, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

IV.                                                                               ELIGIBILITY

A.                                    The persons eligible to participate in the Plan are as follows:

(i)                                     Employees,

(ii)                                  non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary, and

(iii)                               consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.                                    The Plan Administrator shall have full authority to determine, (i) with respect to the grants made under the Option Grant Program, the Stock Issuance Program, or the Award Grant Program, which eligible persons are to receive the option or stock appreciation right grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option and/or stock appreciation right is to become exercisable, the vesting schedule (if any) applicable to the Award and the maximum term for which the Award is to remain outstanding, and (ii) with respect to stock issuances made under the Stock Issuance Program or the Award Grant Program, which eligible persons are to receive such Awards, the time or times when those issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares.

C.                                    The Plan Administrator shall have the absolute discretion to grant Awards in accordance with the Option Grant Program, the Stock Issuance Program, or the Award Grant Program, and to establish and determine such terms and conditions as the Plan Administrator deems appropriate and necessary under any such program.

V.                                                                                    STOCK SUBJECT TO THE PLAN

A.                                    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 3,000,000 shares, unless amended by approval of the Board and the Stockholders.

B.                                    Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise or direct issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.

C.                                    Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.  In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation’s preferred stock into shares of Common Stock.

VI.                                                                               LIMITATIONS

No Employee, or other eligible individual, shall be granted, in any fiscal year of the Corporation, (A) options or stock appreciation rights to purchase more than 714,286 of shares of Common Stock, (B) restricted stock, restricted stock units or performance shares covering more than 714,286 of shares of Common Stock, or (C) performance units which could result in any such individual receiving more than $2,000,000.

ARTICLE TWO

OPTION GRANT PROGRAM

I.                                                                                        OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator, provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.                                    Exercise Price.

1.                                      The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions;

(i)            The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

(ii)                                  If the person to whom the option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date.

2.                                      The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in cash or check made payable to the Corporation. Should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:

(i)                                     in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(ii)                                  to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.                                    Exercise and Term of Options.  Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option grant. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C.                                    Effect of Termination of Service.

1.                                      The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i)                                     Should the Optionee cease to remain in Service for any reason other than death, Disability or Misconduct, then the Optionee shall have a period of three(3) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

(ii)                                  Should Optionee’s Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

(iii)                               If the Optionee dies while holding an outstanding option, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance shall have a twelve (12)-month period following the date of the Optionee’s death to exercise such option.

(iv)                              Under no circumstances, however, shall any such option be exercisable after the specified expiration of the option term.

(v)                                 During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at the time exercisable or in which the Optionee is not otherwise at that time vested.

(vi)                              Should Optionee’s Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to remain outstanding.

2.                                      The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to;

(i)                                     extend the period of time for which the option is to remain exercisable following Optionee’s cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii)                                  permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

D.                                    Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become the recordholder of the purchased shares.

E.                                     Unvested Shares. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares.  The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.  The Plan Administrator may not impose a vesting schedule upon the option grant or any shares of Common Stock subject to that option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the option grant date. However, such limitation shall not apply (i) at any time applicable law does not require such mandatory minimum vesting; or (ii) to any grant of stock options to the officers of the Corporation, non-employee Board members or independent consultants.

F.                                      Limited Transferability of Options. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death.

H.                                   Withholding. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

II.                                                                                   INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of the Plan shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options shall not be subject to the terms of this Section II.

A.                                    Eligibility. Incentive Options may only be granted to Employees.

B.                                    Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

C.                                    Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

D.                                    10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the option term shall not exceed five (5) years measured from the option grant date.

III.                                                                              CORPORATE TRANSACTION

A.                                    The shares subject to each option outstanding under the Plan at the time of a Corporate Transaction shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.  However, the shares subject to an outstanding option shall not vest on such an accelerated basis if and to the extent: (i) such option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction and the Corporation’s repurchase rights with respect to the unvested option shares are concurrently assigned to such successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

B.                                    All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C.                                    Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

D.                                    Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

E.                                     The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration (in whole or in part) of one or more outstanding options (and the immediate termination of the Corporation’s repurchase rights with respect to the shares subject to those options) upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed in the Corporate Transaction.

F.                                      The Plan Administrator shall also have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure such option so that the shares subject to that option will automatically vest on an accelerated basis should the Optionee’s Service terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which the option is assumed and the repurchase rights applicable to those shares do not otherwise terminate. Any option so accelerated shall remain exercisable for the fully-vested option shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.  In addition, the Plan Administrator may provide that one or more of the Corporation’s outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate on an accelerated basis, and the shares subject to those terminated rights shall accordingly vest at that time.

G.                                    The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded.  To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

H.                                   The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.                                                                               CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefore new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.                                                                                        STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

A.                                    Purchase Price.

1.                                      The purchase price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the issue date.  However, the purchase price per share of Common Stock issued to a 10% Stockholder shall not be less than one hundred and ten percent (110%) of such Fair Market Value.

2.                                      Subject to the provisions of Section I of Article Four, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i)                                     cash or check made payable to the Corporation, or

(ii)                                  past services rendered to the Corporation (or any Parent or Subsidiary).

B.                                    Vesting Provisions.

1.                                      Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of Performance Goals.  However, the Plan Administrator may not impose a vesting schedule upon any stock issuance effected under the Stock Issuance Program which is more restrictive than twenty percent (20%) per year vesting, with initial vesting to occur not later than one (1) year after the issuance date.  Such limitation shall not apply (i) at any time applicable law does not require such mandatory minimum vesting; or (ii) to any Common Stock issuances made to the officers of the Corporation, non-employee Board members or independent consultants.

2.                                      Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3.                                      The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4.                                      Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares.  To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

5.                                      The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non- attainment of the applicable performance objectives.

II.                                                                                   CORPORATE TRANSACTION

A.                                    Upon the occurrence of a Corporate Transaction, all outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

B.                                    The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase rights with respect to those shares remain outstanding, to provide that those rights shall automatically terminate on an accelerated basis, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

III.                                                                              SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

AWARD GRANT PROGRAM

I.                                                                                        STOCK APPRECIATION RIGHTS

Each stock appreciation right shall be evidenced by one or more documents in the form approved by the Plan Administrator, provided, however, that each such document shall comply with the terms specified below.

The Plan Administrator will have complete discretion to determine the number of stock appreciation rights grants to any individual and to determine the terms and conditions of any such Award.  Upon exercise of a stock appreciation right, a Participant will be entitled to receive payment from the Corporation in an amount determined by multiplying: (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the exercise price; times (ii) the number of shares of Common Stock with respect to which the stock appreciation right is exercised.  Other than as provided in this Article Four, each stock appreciation right shall be subject to all the same terms and conditions of the Option Grant Program that are applicable to option grants.

II.                                                                                   RESTRICTED STOCK UNITS

The Plan Administrator, at any time and from time to time, may grant restricted stock units in such amounts as the Plan Administrator, in its sole discretion, will determine.  After the Plan Administrator determines that it will grant restricted stock units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of restricted stock units.

The Plan Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of restricted stock units that will be paid out to the Participant.  The Plan Administrator may set vesting criteria based upon the achievement of Performance Goals, or any other Corporation-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Plan Administrator in its discretion.

Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Plan Administrator.  Notwithstanding the foregoing, at any time after the grant of restricted stock units, the Plan Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

Payment of earned restricted stock units will be made as soon as practicable after the date(s) determined by the Plan Administrator and set forth in the Award Agreement.  The Plan dministrator, in its sole discretion, may only settle earned restricted stock units in cash, shares of Common Stock, or a combination of both.

On the date set forth in the Award Agreement, all unearned restricted stock units will be forfeited to the Corporation.

III.                                                                              PERFORMANCE UNITS AND PERFORMANCE SHARES

Performance units and performance shares may be granted to eligible individuals at any time and from time to time, as will be determined by the Plan Administrator, in its sole discretion.  The Plan Administrator will have complete discretion in determining the number of performance units and performance shares granted to each Participant.

Each performance unit will have an initial value that is established by the Plan Administrator on or before the date of grant.  Each performance share will have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant.

The Plan Administrator will set performance objectives or other vesting provisions (including, without limitation, any Performance Goal, continued status as an Employee, consultant or director) in its discretion which, depending on the extent to which they are met, will determine the number or value of performance units/shares that will be paid out to the Participant.  The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.”  Each Award of performance units/shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Plan Administrator, in its sole discretion, will determine.  The Plan Administrator may set performance objectives based upon the achievement of Performance Goals, or any other Corporation-wide, divisional, or individual goals, or any other basis determined by the Plan Administrator in its discretion.

After the applicable Performance Period has ended, the holder of performance units/shares will be entitled to receive a payout of the number of performance units/shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.  After the grant of a performance unit/share, the Plan Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit/share.

Payment of earned performance units/shares will be made as soon as practicable after the expiration of the applicable Performance Period.  The Plan Administrator, in its sole discretion, may pay earned performance units/shares in the form of cash, in shares of Common Stock (which have an aggregate Fair Market Value equal to the value of the earned performance units/shares at the close of the applicable Performance Period) or in a combination thereof.

On the date set forth in the Award Agreement, all unearned or unvested performance units/shares will be forfeited to the Corporation, and again will be available for grant under the Plan.

ARTICLE FIVE

MISCELLANEOUS

I.                                                                                        FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price or the purchase price for shares issued to such person under the Plan by delivering a full-recourse, interest-bearing promissory note payable in one or more installments and secured by the purchased shares. However, any promissory note delivered by a consultant must be secured by collateral in addition to the purchased shares of Common Stock. In no event shall the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.                                                                                   EFFECTIVE DATE AND TERM OF PLAN

A.                                    The Plan shall become effective when adopted by the Board, but no option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board’s adoption of the Plan, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

B.                                    The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction.  All options and unvested stock issuances outstanding at that time under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such options or issuances.

III.                                                                              AMENDMENT OF THE PLAN

A.                                    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification.  In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

B.                                    Options may be granted under the Option Grant Program and shares may be issued under the Stock Issuance Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

IV.                                                                               USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

V.                                                                                    WITHHOLDING

The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any options or upon the issuance or vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

VI.                                                                               REGULATORY APPROVALS

The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or (ii) under the Stock Issuance Program or Award Grant Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

VII.                                                                          NO EMPLOYMENT OR SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

VIII.                                                                     FINANCIAL REPORTS

The Corporation shall, if required by applicable law, deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option under the Plan, unless such individual is a key Employee whose duties in connection with the Corporation (or any Parent or Subsidiary) assure such individual access to equivalent information.

IX.                                                                              LEAVES OF ABSENCE

Unless the Plan Administrator provides otherwise or except as required by applicable laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.  A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Corporation or (ii) transfers between locations of the Corporation or between the Corporation, its Parent, or any Subsidiary.  For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Corporation is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Statutory Stock Option.

X.                                                                CONDITIONS UPON ISSUANCE OF SHARES OF COMMON STOCK

Shares of Common Stock will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such shares will comply with applicable laws and will be further subject to the approval of counsel for the Corporation with respect to such compliance.

As a condition to the exercise of an Award, the Corporation may require the person exercising such Award to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Corporation, such a representation is required.

The inability of the Corporation to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, will relieve the Corporation of any liability in respect of the failure to issue or sell such shares as to which such requisite authority will not have been obtained.

As approved and adopted by the Board of Directors of Lpath, Inc. (then known as Neighborhood Connections Inc.) on November 29, 2005 and approved by Stockholders on November 29, 2005.  The Board of Directors of Lpath, Inc. approved the first amendment and restatement of the Plan on August 21, 2007 and the Stockholders approved such amendment and restatement on October 9, 2007.  This second amendment and restatement of the Plan was approved by the Board of Directors of Lpath, Inc. on [insert date] and the Stockholders approved such amendment and restatement on [June 21, 2013].

APPENDIX

The following definitions shall be in effect under the Plan:

A.                                    Award shall mean, individually or collectively, a grant under the Plan of options, stock appreciation rights, restricted stock, restricted stock units, performance shares or performance units.

B.                                    Award Grant Program shall mean the Award grant program in effect under the Plan.

C.                                    Board shall mean the Corporation’s Board of Directors.

D.                                    Code shall mean the Internal Revenue Code of 1986, as amended.

E.                                     Committee shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

F.                                      Common Stock shall mean the Corporation’s common stock.

G.                                    Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i)                                     a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii)                                  the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

H.                                   Corporation shall mean Lpath, Inc., Nevada corporation, and any successor corporation to all or substantially all of the assets or voting stock of Lpath, Inc. which shall by appropriate action adopt the Plan.

I.                                        Disability shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

J.                                        Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

K.                                   Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

L.                                    Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)                                     If the Common Stock is at the time traded on the Nasdaq Stock Market (or the OTC Bulletin Board), then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the Financial Industry Regulatory Authority, Inc. on the Nasdaq Stock Market (or the OTC Bulletin Board). If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)                                  If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)                               If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq Stock Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

M.                                 Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

N.                                    Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i)                                     such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii)                                  such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual’s consent.

O.                                    Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

P.                                      1934 Act shall mean the Securities Exchange Act of 1934, as amended.

Q.                                    Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

R.                                    Option Grant Program shall mean the option grant program in effect under the Plan.

S.                                      Optionee shall mean any person to whom an option is granted under the Plan.

T.                                     Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

U.                                    Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

V.                                    Performance Goals shall mean the goal(s) determined by the Plan Administrator (in its discretion) to be applicable to a Participant with respect to an Award.  As determined by the Plan Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) earnings or profitability metrics: including, but not limited to, earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margin; operating margin; income (gross, operating or net); expense levels or ratios; in each case adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments, early extinguishment of debt, stock-based compensation expense, changes in GAAP or critical accounting policies, or other extraordinary or non-recurring items, as specified by the Plan Administrator when establishing the performance goals; (ii) return metrics: including, but not limited to, return on investment, assets, equity or capital (total or invested); (iii) cash flow metrics: including, but not limited to, operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital; (iv) liquidity metrics: including, but not limited to, debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; other similar measures approved by the Plan Administrator; (v) stock price and equity metrics: including, but not limited to, return on stockholders’ equity; total stockholder return; revenue (gross, operating or net); revenue growth; stock price; stock price appreciation; market price of stock; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); price-to-earnings ratio; and (vi) strategic metrics: including, but not limited to, product research and development; completion of an identified special project; clinical trials; regulatory filings or approvals; patent application or issuance; manufacturing or process development; sales or net sales; market share; market penetration; economic value added; customer service; customer satisfaction; inventory control; balance of cash, cash equivalents and marketable securities; growth in assets; key hires; employee satisfaction; employee retention; business expansion; acquisitions, divestitures, joint ventures; capital or fund raising to support operations; government grants; license arrangements; collaboration or customer agreements or arrangements; legal compliance or safety and risk reduction; or such other measures as determined by the Plan Administrator consistent with these performance measures.  The Performance Goals may differ from Participant to Participant and from Award to Award.  Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Corporation as a whole or a segment of the Corporation, and (v) on a pre-tax or after-tax basis.

W.                                 Plan shall mean the Corporation’s 2005 Equity Incentive Plan, as set forth in this document, and as amended from time to time.

X.                                    Plan Administrator shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

Y.                                    Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

Z.                                     Stock Exchange shall mean the American Stock Exchange, the Nasdaq Stock Market, or the New York Stock Exchange.

2013 ANNUAL MEETING OF STOCKHOLDERS OF

LPATH, INC.

June 19, 2013

Please date, sign, and mail your proxy card

in the envelope provided as soon as possible.

Please detach and mail in the envelope provided.

LPATH, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Scott R. Pancoast and Gary J. G. Atkinson, or either of them, with full power of substitution, as proxies to vote at the 2013 Annual Meeting of Stockholders of Lpath, Inc. (the “Company”) to be held at our corporate offices at 4025 Sorrento Valley Blvd., San Diego, California on June 19, 2013, at 9:00 a.m., local time, and at any adjournment or postponements thereof, hereby revoking any proxies heretofore given, all shares of Class A common stock of the Company held or owned by the undersigned as directed on the reverse side, and, in their discretion, upon such other matters as may come before the meeting.

If any other business may properly come before the meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) for whom authority to vote has been withheld.

(Continued and to be signed on the reverse side)

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

2013 ANNUAL MEETING OF STOCKHOLDERS OF

LPATH, INC.

JUNE 19, 2013

Please date, sign and mail your proxy card

in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors
NOMINEES:
☐	FOR ALL NOMINEES	☐	Jeffrey A. Ferrell
		☐	Charles A. Mathews
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	Scott R. Pancoast
		☐	Daniel H. Petree
		☐	Daniel L. Kisner, M.D.
		☐	Donald R. Swortwood

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION 1: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold your vote, as shown here: ☒

2.	Ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.	FOR	AGAINST	ABSTAIN

		☐	☐	☐

3.	Approval of the non-binding advisory vote on compensation of our named executive officers.	FOR	AGAINST	ABSTAIN

		☐	☐	☐

			EVERY	EVERY
4.	Approval of the non-binding advisory vote on frequency of the advisory vote on executive compensation.-	EVERY YEAR	OTHER YEAR	THIRD YEAR

		☐	☐	☐

5.	Ratification of an amendment to the Company’s Articles of Incorporation to increase the authorized Common Stock from 28,571,429 shares to 100,000,0000 shares.	FOR	AGAINST	ABSTAIN

		☐	☐	☐

6.	Approval of an amendment to our Amended and Restated 2005 Equity Incentive Plan to increase the number of shares of Common Stock issuable under the Plan by 1,015,635 shares.	FOR	AGAINST	ABSTAIN

		☐	☐	☐

7.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

This proxy when properly executed will be voted as directed or, if no direction is given, will be voted as the Board recommends.

Signature of Stockholder
Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.